Exhibit (h)(9)(c)

AMENDMENT TWO

This amendment (the “Amendment”) between the parties signing below (the “Parties”) amends the Existing Agreement as of November 4, 2024:

Term	Means
“Existing Agreement”	The Services Agreement among ALPS and Trust dated March 8, 2023, as amended
“ALPS”	ALPS Fund Services, Inc.
“Trust”	ALPS Series Trust
“Funds”	The series as listed in Appendix A

Except as amended hereby, all terms of the Existing Agreement remain in full force and effect. This Amendment includes the amendments in Article A and general terms in Article B.

IN WITNESS WHEREOF, the Parties have executed this Amendment by their duly authorized representatives.

ALPS Fund Services, Inc.		ALPS Series Trust, on behalf of the Funds

By:	/s/ Bhagesh Malde	By:	/s/ Lucas Foss

Name:	Bhagesh Malde	Name:	Lucas Foss

Title:	Authorized Signatory	Title:	Authorized Signatory

Article A to this Amendment

Amendments

The Existing Agreement is amended as follows:

1.	Schedule A-1 is deleted in its entirety and replaced with new Schedule A-1 attached hereto, to incorporate the revisions agreed to in Amendment One executed October 5, 2023 and to add Tailored Shareholder Reporting (“TSR”) Services.

2.	Schedule A-2 is deleted in its entirety and replaced with new Schedule A-2 attached hereto, to incorporate the revisions agreed to in Amendment One executed October 5, 2023.

Article B to this Amendment

General Terms

1.	Capitalized terms not defined herein shall have the meanings given to them in the Existing Agreement.

2.	The Parties’ duties and obligations are governed by and limited to the express terms and conditions of this Amendment, and shall not be modified, supplemented, amended or interpreted in accordance with, any industry custom or practice, or any internal policies or procedures of any Party. This Amendment (including any attachments, schedules and addenda hereto), along with the Existing Agreement, as amended, contains the entire agreement of the Parties with respect to the subject matter hereof and supersedes all previous communications, representations, understandings and agreements, either oral or written, between the Parties with respect thereto.

3.	This Amendment may be executed in counterparts, each of which when so executed will be deemed to be an original. Such counterparts together will constitute one agreement. Signatures may be exchanged via facsimile or electronic mail and signatures so exchanged shall be binding to the same extent as if original signatures were exchanged.

4.	This Amendment and any dispute or claim arising out of or in connection with it, its subject matter or its formation (including non-contractual disputes or claims) shall be governed by and construed in accordance with the laws of the same jurisdiction as the Existing Agreement.

Schedule A-1

Services

General

1.	Any references to Law shall be construed to the Law as amended to the date of the effectiveness of the applicable provision referencing the Law.

2.	Trust acknowledges that ALPS’s ability to perform the Services is subject to the following dependencies (in addition to any others described in the Agreement):

•	Trust, Management and other Persons that are not employees or agents of ALPS whose cooperation is reasonably required for the ALPS to provide the applicable Services providing cooperation, information and, as applicable, instructions to ALPS promptly, in agreed formats, by agreed media and within agreed timeframes as required to provide the Services.

•	The communications systems operated by Trust, Management and other Persons that are not employees or agents of ALPS remaining fully operational.

•	The accuracy and completeness of any Client Data or other information provided to ALPS Associates in connection with the Services by any other Person.

•	Trust and Management informing ALPS on a timely basis of any modification to, or replacement of, any agreement to which it is a party that is relevant to the provision of the Services.

•	Any warranty, representation, covenant or undertaking expressly made by Trust under or in connection with this Agreement being and remaining true, correct and discharged at all relevant times.

•	ALPS’s timely receipt of the then most current version of Trust Governing Documents and required implementation documentation, including authority certificate, profile questionnaire and accounting preferences, and ALPS Web Portal and other application User information.

Services to be Provided - ALPS

1.	The following Services will be performed by ALPS under this Agreement and, as applicable, are contingent on the performance by Fund of its duties and obligations otherwise contained in this Agreement.

Fund Administration

•	Prepare annual and semi-annual financial statements utilizing templates for standard layout and printing

•	Prepare Forms N-CEN, N-CSR, and 24f-2

•	File Forms N-CEN, 24f-2

•	Host annual audits

•	Prepare required reports for quarterly Board meetings

•	Monitor expense ratios

•	Maintain budget vs. actual expenses

•	Manage fund invoice approval and bill payment process

•	Assist with placement of Fidelity Bond and E&O insurance

Fund Accounting

•	Calculate monthly NAVs as required by the Trust and in conformance with generally accepted accounting principles ("GAAP"), SEC Regulation S-X (or any successor regulation) and the Internal Revenue Code

•	Transmit net asset values to the advisor, NASDAQ, Transfer Agent & other third parties

•	Reconcile cash & investment balances with the custodian

•	Provide data and reports to support preparation of financial statements and filings

•	Prepare required Fund Accounting records in accordance with the 1940 Act

•	Apply security valuations as directed and determined by the Fund consistent with the Fund’s pricing and valuation policies

•	Participate, when requested, in Fair Value Committee meetings as a non-voting member

•	Calculate monthly SEC standardized total return performance figures

•	Coordinate reporting to outside agencies including Morningstar, etc.

•	Prepare and file Form N-PORT

Tax Administration

•	Calculate dividend and capital gain distribution rates

•	Prepare ROCSOP and required tax designations for Annual Report

•	Prepare and coordinate filing of income and excise tax returns
▪	Audit firm to sign all returns as paid preparer

•	Calculate/monitor book-to-tax differences

•	Provide quarterly Subchapter M asset diversification compliance monitoring and reporting

•	Provide annual Subchapter M gross income test information

•	Provide tax re-allocation data for shareholder 1099 reporting

Legal Administration

•	Coordinate annual update to prospectus and statement of additional information

•	Coordinate standard layout and printing of prospectus

•	File Forms N-CSR and N-PX

•	Coordinate EDGARization and filing of SEC documents

•	Compile and distribute quarterly board meeting materials (electronically)

•	Attend quarterly board meetings telephonically and prepare first drafts of quarterly minutes

Compliance Administration

•	Perform daily prospectus & SAI, SEC investment restriction monitoring

•	Provide warning/Alert notification with supporting documentation

•	Provide quarterly compliance testing certification to Board of Trustees

Transfer Agency

•	Establish and maintain shareholder accounts

•	Process and record purchase and redemption orders

•	Process dividends and capital gain distributions

•	Perform NSCC trading and administrative services

•	Produce and mail confirmations and account statements

•	Process year-end shareholder tax reporting

•	Perform required AML and CIP services

•	Maintain and coordinate Blue Sky registration

•	Perform interested party secure email delivery services (“Statement Delivery Services”) In connection with the Statement Delivery Services, ALPS will:

o	Record the email address previously provided by Trust or any third party institutional account statement recipients in DST Smart Desk account record;

o	Generate account statements for all shareholders at month and quarter end, post online and mail hard copies of such reports;

o	On or before the 5th business day after such account records are posted on online, using ALPS proprietary Secure Statement Email System (“System”) create a secure email for each institutional account (with the option enabled), addressed as previously instructed by Trust or third party institutional account statement recipients;

o	Using the System, identify the correct statement from each account and attach it to the email; and

o	Using the System, will send each email to intended institutional account recipients in a secure format.

Investor Services

•	Handle 800-line phone calls on recorded lines

•	Coordinate daily fulfillment process

•	Compile monthly reports on call statistics

Fund CCO Services

•	Provide qualified Fund CCO and supporting Compliance staff with a diverse product knowledge

•	Create client Fund Compliance Program

•	Conduct service provider due diligence visits

•	Present quarterly & annual Compliance reports to Board of Trustees

o	Reportable Compliance issues, material changes in procedures, initiatives and events

•	Provide the board with Annual Risk Assessment

SS&C Client Portal

•	Document Management/Sharing

•	Initiate requests or provide feedback

•	Retrieval of current and up to 15 months of historical reports

•	Access to daily fund accounting data and static reports

•	Portfolio compliance alerting with drill-down capability

•	Portfolio data warehouse with reporting engine

•	Investor data warehouse with ad hoc query builder

•	Investor document image retrieval (i.e. correspondence, applications, checks)

•	Sales and advertising workflow that connects client, compliance analyst and FINRA through an entire review process

•	Selling agreement review

•	Trustee access that facilitates access to board materials and other relevant document

•	Printed material fulfillment requests (i.e. prospectuses, annual reports, applications)

Tailored Shareholder Reports

•	Capture relevant data needed to prepare the Fund’s TSR from Fund accounting data maintained electronically by ALPS

•	Reconcile TSR data collected to N-CSR report values

•	Prepare each Fund’s TSR per class utilizing ALPS standard templates

•	Coordinate the review of TSR with the Fund’s auditor and inclusion in N-CSR

•	Provide Fund online access to a Web Portal for read-only access

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Schedule A-2

Additional Terms Applicable to Services

Additional Terms Applicable to the Services - Generally

1.	The Trust acknowledges that ALPS may rely on and shall have no responsibility to validate the existence of assets reported by the Fund, its Management, the Fund’s custodian or other Fund service provider, other than ALPS’ completion of a reconciliation of the assets reported by the parties. The Trust acknowledges that it is the sole responsibility of the Fund to validate the existence of assets reported to ALPS. ALPS may rely, and has no duty to investigate the representations of the Fund, its Management, the Fund’s custodian or other Fund service provider.

2.	ALPS shall utilize one or more pricing services, as directed by the Trust/Fund. The Trust shall identify in writing to ALPS the pricing service(s) to be utilized on behalf of the Fund. For those securities where prices are not provided by the pricing service(s), the Fund shall approve the method for determining the fair value of such securities and shall determine or obtain the valuation of the securities in accordance with such method and shall deliver to ALPS the resulting price(s). In the event the Fund desires to provide a price that varies from the price provided by the pricing service(s), the Fund shall promptly notify and supply ALPS with the valuation of any such security on each valuation date. All pricing changes made by the Fund will be provided to ALPS in writing or e-mail and must specifically identify the securities to be changed by security identifier, name of security, new price or rate to be applied, and, if applicable, the time period for which the new price(s) is/are effective.

Additional Terms Applicable to the Services – Modern Data Services

In addition to the terms and conditions of the Agreement, the below terms and conditions apply to the provision of the following Services (the listed Services known as “Modern Data Services”):

•	Liquidity Risk Management (“LRM”) support services

•	Preparation and Filing of Form N-PORT and Form N-CEN

1.	In connection with completion of the Modern Data Services, Market Data may be supplied to the Fund through an ALPS Associate(s) or directly by a Data Supplier (for the purposes of this appendix, Data Supplier shall include the Data Supplier’s third party suppliers). Any Market Data being provided to a Fund by ALPS or a Data Supplier is being supplied for the sole purpose of assisting the completion of the Modern Data Services. Accordingly, the Fund acknowledges that Market Data is proprietary to ALPS Associates and/or the Data Suppliers and is provided on a limited internal-use license basis. Market Data may not be disseminated by the Fund to any other affiliated or non-affiliated entity, used to populate internal systems or to create a historical database, or for any other purpose in lieu of Fund obtaining a data license from ALPS Associates or Data Supplier, as applicable. The Fund accepts responsibility for, and acknowledges it exercises its own independent judgment in, the selection of the Data Supplier(s) to provide the Market Data, its selection of the use or intended use of such, and any results obtained. Access to and delivery of Market Data is dependent on the Data Suppliers and may be interrupted or discontinued with or without notice to Fund.

2.	The Trust acknowledges that (i) the Market Data is intended for use as an aid to institutional investors, registered brokers or professionals of similar sophistication in making informed judgments concerning characteristics of certain securities; and (ii) the Data Supplier and/or ALPS Associate(s), as applicable, holds all title, license, copyright or similar intellectual property rights in the Market Data.

3.	No ALPS Associate or Data Supplier will have any liability for errors, omissions or malfunctions in the Market Data, except that ALPS will endeavor, upon receipt of notice from the Trust/Fund, to correct a malfunction, error, or omission in the Market Data utilized in the Modern Data Services that is identified by Fund.

4.	Notwithstanding anything in this Agreement to the contrary, no ALPS Associate nor Data Supplier shall be liable to Trust or any other Person for any Losses related, directly or indirectly, to the Market Data, the provision of (or failure to provide) the Market Data, and/or the reliance by an ALPS Associate(s), Fund or any other Person on such Market Data. Further, the Trust shall indemnify all ALPS Associates and applicable Data Suppliers against, and hold such ALPS Associates and Data Suppliers harmless from, any and all Losses (including legal fees and costs to enforce this provision), that any ALPS Associate(s) or Data Provider suffer, incur, or pay as a result of any Third Party Claim or Claim among the Parties arising out of or related to the Market Data or any data, information, service, report, analysis or publication derived therefrom.

5.	Notwithstanding anything in this Agreement to the contrary, as it relates to the provision of the Modern Data Services, no ALPS Associate nor Data Supplier shall be liable for (i) any special, indirect or consequential damages (even if advised of the possibility of such) (ii) any delay by reason of circumstances beyond its control, including acts of civil or military authority, national emergencies, labor difficulties, fire, mechanical breakdown, flood or catastrophe, acts of God, insurrection, war, riots, or failure beyond its control of transportation or power supply, or (iii) any claim that arose more than one year prior to the institution of suit therefor..

6.	THE TRUST ACCEPTS THE MARKET DATA AS IS AND NO ALPS ASSOCIATE OR ANY DATA SUPPLIER MAKE ANY WARRANTIES, EXPRESS OR IMPLIED, AS TO MERCHANTABILITY, FITNESS OR ANY OTHER MATTER RELATED TO THE MARKET DATA.

ALPS CCO Services and Terms

1.	Within this Section, the following definitions will apply:

(i)	“Federal Securities Laws” shall mean the definition as put forth in Rule 38a-1, specifically the Securities Act of 1933, the Securities Exchange Act of 1934, the Sarbanes-Oxley Act of 2002, the Investment Company Act of 1940, the Investment Advisers Act of 1940, Title V of the Gramm- Leach-Bliley Act, any SEC rules adopted under any of the foregoing laws, the Bank Secrecy Act as it applies to registered investment companies, and any rules adopted thereunder by the SEC or the Department of Treasury.

(ii)	“Material Compliance Matter” shall mean “any compliance matter about which the Fund’s board would reasonably need to know to oversee fund compliance,” which involves any of the following (without limitation): (i) a violation of Federal Securities Laws by the Fund or its service providers (or officers, directors, employees or agents thereof) (ii) a violation of the Compliance Program of the Fund, or the written compliance policies and procedures of its service providers; or (iii) a weakness in the design or implementation of the Compliance Program policies and procedures of the Fund, or the written compliance policies and procedures of the service providers to the Fund.

(iii)	“Rule 38a-1” shall mean Rule 38a-1 under the 1940 Act

2.	All Services described in this Section (the “CCO Services”) are optional and only apply upon the request of Fund that ALPS provide such CCO Services and the written acceptance of such request by ALPS. ALPS requires 120 days’ notice prior to commencement of provision of such CCO Services, which time period may be reduced upon mutual agreement. The Board of Trustees of the Fund may terminate the provision of CCO Services on 120 days written notice to ALPS. All CCO Services fees described in Fee Letter will continue until the later of 120 days from the receipt of such termination notice or the date that the ALPS employee no longer serves as the Fund’s Chief Compliance Officer.

3.	ALPS shall designate, subject to the approval of the Fund’s Board of Trustees, one of its own employees to serve as Chief Compliance Officer of the Fund within the meaning of Rule 38a-1 (such individual, the “CCO”). The CCO shall render to the Fund such advice and services as are required to be performed by a CCO under Rule 38a-1 and as are set forth as follows:

(i)	Review of Compliance Program. The CCO shall, with the assistance of the Fund, review and revise, where necessary, the written compliance policies and procedures (the “Compliance Program”) of the Fund, which shall address compliance with, and be reasonably designed to prevent violation of, “Federal Securities Laws.” In addition to provisions of Federal Securities Laws that apply to the Fund, the Compliance Program will be revised, where necessary, to address compliance with, and ensure that it is reasonably designed to prevent violation of, the Fund’s charter and by-laws and all exemptive orders, no-action letters and other regulatory relief received by the Fund from the Securities and Exchange Commission (the “SEC”) and Financial Industry Regulatory Association, Inc. (the “FINRA”) (all such items collectively, “Regulatory Relief”); provided, however, that the Compliance Program shall address only that Regulatory Relief afforded the Service Providers or the Fund or relevant to compliance by the Service Providers or the Fund, and shall not address the terms by which other parties may receive the benefits of any Regulatory Relief.

(ii)	Administration of Compliance Program. The CCO shall administer and enforce the Fund’s Compliance Program. The CCO shall consult with the Board of Trustees and the Fund’s officers as necessary to amend, update and revise the Compliance Program as necessary, but no less frequently than annually (if required).

(iii)	Oversight of Service Providers. The CCO is responsible for overseeing, on behalf of the Fund, adherence to the written compliance policies and procedures of the Fund’s service providers, including the Fund, its investment adviser (and sub-adviser, if applicable), the distributor, the administrator, and the transfer agent (the “Service Providers”). In furtherance of this duty:

(a)	The CCO shall obtain and review the written compliance policies and procedures of the Service Providers or summaries of such policies that have been drafted by someone familiar with them.

(b)	The CCO shall monitor the Service Providers’ compliance with their own written compliance policies and procedures, Federal Securities Laws and the Fund’s Indenture and Regulatory Relief. In so doing, the CCO shall interact with representatives of the Service Providers as appropriate.

(c)	The CCO shall attempt to obtain the following representations from each Service Provider and, if it fails to obtain such representations, shall report this fact to the Fund:

a.	In connection with the documentation of its written policies and procedures governing the provision of its services to the relevant Fund, the Service Provider has prepared and delivered to the Fund a summary of core services that it provides to the Fund or, if no such summary is available, that it has delivered to the Fund copies of the relevant policies and procedures.

b.	The Service Provider will provide to the Fund and the CCO any revisions to its written compliance policies and procedures on at least an annual basis, or more frequently in the event of a material revision.

c.	The Service Provider’s written compliance policies and procedures have been reasonably designed to prevent, detect and correct violations of the applicable Federal Securities Laws and critical functions related to the services performed by Service Provider pursuant to the applicable agreement between the Service Provider and the Fund.

d.	The Service Provider has established monitoring procedures, and shall review, no less frequently than annually, the adequacy and effectiveness of its written compliance policies and procedures to check that they are reasonably designed to prevent, detect and correct violations of those applicable Federal Securities Laws and critical functions related to the services performed by the Service Provider pursuant to the applicable agreement between the Service Provider and the Fund.

(iv)	Annual Review. Rule 38a-1 requires that, at least annually, the Fund review its Compliance Program and that of its Service Providers and the effectiveness of their respective implementations (the “Annual Review”). The CCO shall perform the Annual Review for the Fund. The first Annual Review shall be completed no later than the regularly scheduled Board meeting following one year after the commencement of the CCO Services.

(v)	Attendance of Board Meetings; Reports to the Fund’s Board; Escalation

(a)	The CCO shall attend each regular meeting of the Board each year. The CCO shall also attend each special meeting of the Board for which CCO attendance would be expected based on the agenda of such meeting, and each other special meeting to the extent the CCO can reasonably make arrangements to attend.

(b)	The CCO shall make regular reports to the Board of Trustees of the Fund regarding its administration and enforcement of the Compliance Program. These regular reports shall address compliance by the Fund and the Service Providers and such other matters as the Board of Trustees of the Fund may reasonably request.

(c)	In addition, at least annually, the CCO shall submit a written report to the Board of Trustees of the Fund addressing the following issues:

a.	the operation of the Compliance Program, and the written compliance policies and procedures of the Service Providers;

b.	any material changes made to the Compliance Program since the date of the last report;

c.	any material changes to the Compliance Program recommended as a result of the Annual Review; and

d.	each “Material Compliance Matter” that occurred since the date of the last report.

(d)	This written report shall be based on the Annual Review. The first written report shall be presented to the Board of Trustees of the Fund no later than 90 days after the date of the first Annual Review.

(e)	The CCO shall report any Material Compliance Matters to the Board of Trustees at least quarterly.

(vi)	Recordkeeping. The CCO expects to rely on the Fund or its Service Providers, as applicable, to maintain and preserve records. The CCO will determine that the Service Provider has policies and procedures that are reasonably designed to ensure that the Fund records will be maintained in accordance with the Fund’s recordkeeping policy and applicable law, including provisions requiring that any material violation of the Fund’s recordkeeping policy and/or applicable law by the service provider be promptly reported to the CCO.

(vii)	Meeting with Regulators. The CCO shall meet with, and reply to inquiries from, the SEC, the Fund and other legal and regulatory authorities with responsibility for administering Federal Securities Laws as necessary or as reasonably requested by Fund or the Board.

4.	The parties agree that only employees of ALPS and its Affiliates shall act as CCO or otherwise perform services to the Fund under this Agreement unless otherwise agreed to by the Fund. Notwithstanding his/her other duties for ALPS or any other investment company, the CCO shall perform the Services in a professional manner and shall devote appropriate time, energies and skill to the Services. Fund acknowledges that other employees of ALPS and its Affiliates will assist the CCO in the performance of his/her duties hereunder.

5.	For clarity, the Fund shall reimburse, or shall cause the Fund to reimburse, ALPS for all reasonable expenses (including travel expenses for attendance at in-person board meetings) and other out-of-pocket disbursements incurred by ALPS in connection with the performance of ALPS’ or the CCO’s duties hereunder.

6.	Fund shall cooperate in good faith with ALPS and the CCO in order to assist in the performance of the Services. In furtherance of this agreement to cooperate, Fund shall make those of its and its Affiliates’ and Service Providers’, officers, employees, outside counsel and others as may be reasonable related to the Services available for consultation with ALPS and the CCO, in each case as ALPS or the CCO may reasonably request. Fund shall provide ALPS and the CCO with the names of appropriate contact people at the Service Providers and shall otherwise assist ALPS and the CCO in obtaining the cooperation of the Service Providers. Fund shall provide ALPS and the CCO with such books and records regarding the Fund as ALPS and the CCO may reasonably request.

ALPS Transfer Agency Services and Terms

1.	NSCC Services: SS&C ALPS Transfer Agency will provide NSCC trading and administrative Services to the Fund. The Transfer Agency will work with the Distributor to establish membership with the DTCC as well as the NSCC settlement bank. ALPS will establish Intermediaries on the TA system and facilitate trading via the NSCC through the DTCC.

2.	Consolidated NSCC Membership ID: SS&C ALPS will utilize the consolidated ALPS Distributors Inc. ALPS Funds Services NSCC Membership ID, otherwise known as an NSCC participant number. This will allow SS&C ALPS to provide the Fund with an approximate 50% decrease to the DTCC monthly membership costs for services they provide. The base membership services include: Fund/Serv, Networking, CommServ, MFPS I and II, and OmniServ. With making this change, SS&C ALPS will in turn utilize a consolidated NSCC bank settlement account, which will provide the Fund with an additional discount to settlement bank account costs. Please note, the Fund’s monthly DTCC - Depository Trust Clearing Corporation and BOKF - Bank of Oklahoma Financial (the “Depository Institution”) settlement account fees will consist of a pro rata application of the consolidated NSCC fees and an administrative fee for SS&C ALPS’ role in administering the consolidated DTCC membership, consolidated bank account, and related services. These will not be considered straight out of pocket costs due to the SS&C ALPS administrative component.

3.	Client Account Fees – BOKF Demand Deposit Account (DDA): Depository Trust Clearing Corporation (“DTCC”) purchase settlements paid into the NSCC bank settlement account are further transferred to the transfer agency demand deposit account (the “Operating Account”) at BOKF. These purchase settlements recorded in the name of the Trust as beneficial owner, on behalf of each applicable series of the Trust which ALPS has authority to make deposits and withdrawals, are moved to custody accounts the business day after settlement from the DTCC. Each month, from any earnings credits/interest attributable to amounts held in Trust/Fund Operating Accounts (the “Credits”), SS&C ALPS retains for certain administrative services related to the Operating Accounts, twenty five percent (25%) of the gross Credit (the “Administration Fee”) and shall apply the remaining portion of the Credit against Depository Institution fees. If Credit further remains, that Credit shall apply to fees for services under the Agreement.

4.	Statement Delivery Services:

(i)	Statement Delivery Services are performed solely at the request of the institution account and /or Trust;

(ii)	ALPS provides the Statement Delivery Services as a service only and makes no representations or warranties that such services satisfy any delivery obligations of the Trust under applicable law;

(iii)	ALPS is not responsible for errors resulting from reliance on instructions or email addresses provided by the Trust or the institutional account or each of their authorized representatives or agents;

(iv)	ALPS will not email statements to any address outside of DST Smart Desk account recordkeeping system and Trust or the institutional account is solely responsible for providing or updating such addresses; and

(v)	Upon request of the Trust, ALPS will promptly perform an audit of the email addresses in the DST Smart Desk account or their authorized representative or agent.

Miscellaneous

1.	Notwithstanding anything to the contrary in this Agreement, ALPS:

•	Does not maintain custody of any cash or securities.

•	Does not have the ability to authorize transactions.

•	Does not have the authority to enter into contracts on behalf of Fund.

•	Is not responsible for determining the valuation of Fund’s assets and liabilities.

•	Is not Fund’s tax or legal advisor and does not provide any tax or legal advice.

•	Is not obligated to perform any additional or materially different services due to changes in law or audit guidance.

2.	If ALPS allows Fund, Management, investors or their respective agents and representatives (“Users”) to (i) receive information and reports from ALPS and/or (ii) issue instructions to ALPS via web portals or other similar electronic mechanisms hosted or maintained by ALPS or its agents (“Web Portals”):

•	Access to and use of Web Portals by Users shall be subject to the proper use by Users of usernames, passwords and other credentials issued by ALPS (“User Credentials”) and to the additional terms of use that are noticed to Users on such Web Portals. Fund shall be solely responsible for the results of any unauthorized use, misuse or loss of User Credentials by their authorized Users and for compliance by such Users with the terms of use noticed to Users with respect to Web Portals, and shall notify ALPS promptly upon discovering any such unauthorized use, misuse or loss of User Credentials or breach by Fund or Management or their authorized Users of such terms of use. Any change in the status or authority of an authorized User communicated by Fund shall not be effective until ALPS has confirmed receipt and execution of such change.

•	ALPS grants to the Fund a limited, non-exclusive, non-transferable, non-sublicenseable right during the term of this Agreement to access Web Portals solely for the purpose of accessing Client Data and, if applicable, issue instructions. Fund will ensure that any use of access to any Web Portal is in accordance with ALPS’s terms of use, as noticed to the Users from time to time. This license does not include: (i) any right to access any data other than Client Data; or (ii) any license to any software.

•	Fund will not (A) permit any third party to access or use the Web Portals through any time-sharing service, service bureau, network, consortium, or other means; (B) rent, lease, sell, sublicense, assign, or otherwise transfer its rights under the limited license granted above to any third party, whether by operation of law or otherwise; (C) decompile, disassemble, reverse engineer, or attempt to reconstruct or discover any source code or underlying ideas or algorithms associated with the Web Portals by any means; (D) attempt to modify or alter the Web Portal in any manner; or (E) create derivative works based on the web portal. Fund will not remove (or allow to be removed) any proprietary rights notices or disclaimers from the Web Portal or any reports derived therefrom.

•	ALPS reserves all rights in ALPS systems and in the software that are not expressly granted to Fund hereunder.

•	ALPS may discontinue or suspend the availability of any Web Portals at any time without prior notice; ALPS will endeavor to notify Fund as soon as reasonably practicable of such action.

3.	Notwithstanding anything in this Agreement to the contrary, Fund has ultimate authority over and responsibility for its tax matters and financial statement tax disclosures. All memoranda, schedules, tax forms and other work product produced by ALPS are the responsibility of Fund and are subject to review and approval by Fund and Fund’s auditors, or tax preparers, as applicable and ALPS bears no responsibility for reliance on tax calculations and memoranda prepared by ALPS.

4.	ALPS shall provide reasonable assistance to responding to due diligence and analogous requests for information from investors and prospective investors (or others representing them); provided, that ALPS may elect to provide these services only upon Fund agreement in writing to separate fees in the event responding to such requests becomes, in ALPS’s sole discretion, excessive.

5.	Reports and information shall be deemed provided to Fund if they are made available to Fund online through ALPS’s Web Portal.
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